The Cash Management Trust of America
333 South Hope Street, Los Angeles, California 90071
Telephone (213) 486-9200

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$230,336
Class B	$3,005
Class C	$2,308
Class F	$474
Total	$236,123
Class 529-A	$4,672
Class 529-B	$103
Class 529-C	$352
Class 529-E	$267
Class 529-F	$158
Class R-1	$432
Class R-2	$12,637
Class R-3	$10,306
Class R-4	$4,834
Class R-5	$3,826
Total	$37,587

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0240
Class B	$0.0200
Class C	$0.0193
Class F	$0.0228
Class 529-A	$0.0234
Class 529-B	$0.0194
Class 529-C	$0.0189
Class 529-E	$0.0214
Class 529-F	$0.0239
Class R-1	$0.0192
Class R-2	$0.0194
Class R-3	$0.0213
Class R-4	$0.0232
Class R-5	$0.0246

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	10,104,109
Class B	158,281
Class C	133,195
Class F	23,469
Total	10,419,054
Class 529-A	219,436
Class 529-B	6,584
Class 529-C	20,997
Class 529-E	13,947
Class 529-F	8,256
Class R-1	27,577
Class R-2	697,199
Class R-3	530,311
Class R-4	252,130
Class R-5	154,490
Total	1,930,927

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$1.00
Class B	$1.00
Class C	$1.00
Class F	$1.00
Class 529-A	$1.00
Class 529-B	$1.00
Class 529-C	$1.00
Class 529-E	$1.00
Class 529-F	$1.00
Class R-1	$1.00
Class R-2	$1.00
Class R-3	$1.00
Class R-4	$1.00
Class R-5	$1.00